Exhibit 99.1

         ProAssurance Reports Second Quarter 2004 and Mid-Year Results

     BIRMINGHAM, Ala.--(BUSINESS WIRE)--Aug. 9, 2004--ProAssurance Corporation (NYSE:PRA):

     SUMMARY

     ProAssurance Corporation (NYSE:PRA) reports Net Income of $31.8 million for the first six months of 2004, more than double the year-ago period. Net Income per diluted share for the year-to-date is $1.08. In the second quarter, Net Income was $15.8 million, or $0.54 per diluted share. Other highlights for the year-to-date include a consolidated combined ratio of 100.7%, ahead of management's goal for mid-year, and continued acceleration of cash flow from operations, which reached $171.6 million at June 30, 2004.

     ProAssurance Corporation (NYSE:PRA) today reported the following results for the six months and quarter ended June 30, 2004:


Unaudited Consolidated Financial Summary
----------------------------------------
         (in thousands, except per share and ratio data)
                                Three Months Ended   Six Months Ended
                                    June 30,            June 30,
                                 2004      2003      2004      2003
                               ------------------  -------------------
Gross Premiums Written         $163,756  $157,806  $382,483  $360,466
                               ========  ========  ========  ========
Net Premiums Written           $144,253  $138,278  $339,715  $317,214
                               ========  ========  ========  ========
Net Premiums Earned            $165,897  $147,684  $333,739  $285,880
                               ========  ========  ========  ========
Net Investment Income          $ 20,683  $ 17,844  $ 40,534  $ 35,092
                               ========  ========  ========  ========
Net Realized Investment Gains  $    626  $  1,706  $  4,283  $  2,713
                               ========  ========  ========  ========
Total Revenues                 $188,438  $169,125  $380,799  $327,235
                               ========  ========  ========  ========
Guaranty Fund Assessments      $    249  $    238  $    533  $    474
                               ========  ========  ========  ========
Interest Expense               $  1,492  $    491  $  2,635  $  1,069
                               ========  ========  ========  ========
Total Expenses                 $167,638  $158,025  $338,674  $308,073
                               ========  ========  ========  ========
Net Income                     $ 15,804  $  8,792  $ 31,785  $ 15,141
                               ========  ========  ========  ========
Net Cash Provided by
 Operations                    $ 76,874  $ 67,477  $171,593  $139,999
                               ========  ========  ========  ========
Weighted average number of
 common shares outstanding
         Basic                   29,158    28,943    29,138    28,919
         Diluted                 29,423    29,154    29,392    29,079
Earnings per share
   Net Income per share
    (basic)                    $   0.54  $   0.30  $   1.09  $   0.52
                               ========  ========  ========  ========
   Net Income per share
    (diluted)                  $   0.54  $   0.30  $   1.08  $   0.52
                               ========  ========  ========  ========
Net Loss Ratio                     82.4%     88.9%     83.5%     89.7%
Expense Ratio                      17.7%     17.8%     17.2%     17.7%
                               --------  --------  --------  --------
Combined Ratio                    100.1%    106.7%    100.7%    107.4%
                               ========  ========  ========  ========


     Chairman A. Derrill Crowe, M.D. was optimistic about results for the second half of the year as he reviewed results from the first six months. "We've been saying for several quarters that the effects of our disciplined approach to growth, pricing and underwriting will begin to flow through to the bottom line. Given our results so far this year, we expect to see underwriting profitability for the year, barring any unforeseen events, especially in our weather-sensitive personal lines business. That is a slightly better result than we've previously forecast for the year, and puts us closer to achieving our ROE target of 12%-14%," said Dr. Crowe.


Unaudited Balance Sheet Highlights:
         (in millions, except per share data)
                                   June 30, 2004    December 31, 2003
                                ----------------    ------------------
Stockholders' Equity              $      553         $       546
Total Investments                 $    2,234         $     2,056
Total Assets                      $    3,070         $     2,879
Policy Liabilities                $    2,308         $     2,173
Book Value per Share              $    18.94         $     18.77


     In the quarter we had $3.0 million of favorable net reserve development in our Personal Lines segment, and that segment accounts for all of the $5.5 million in favorable net reserve development so far in 2004. There was no change to our prior year Professional Liability net loss estimates. Our stockholders' equity included net unrealized gains (after-tax) in the investment portfolio of $7.3 million compared to $34.4 million at December 31, 2003. These net unrealized gains primarily are in fixed income securities, and the reduction since year-end reflects the higher interest rate environment. While this has the effect of reducing our unrealized gains, it's offset by our ability to invest new monies and re-invest maturing securities at these higher rates.
     "Reserve adequacy and balance sheet strength continue to be a major focus in professional liability. Our confidence in our reserves remains high and development continues according to our expectations," said Victor T. Adamo, ProAssurance's President. He also noted, "In the second quarter we completed the last in a series of Trust Preferred offerings, through which we raised an additional $45 million to ensure that we can respond to market opportunities."
     In the second quarter, A. M. Best affirmed its "A-" (Excellent) ratings and Stable outlook for ProAssurance and our principal subsidiaries, The Medical Assurance Company, ProNational Insurance Company, Red Mountain Casualty Insurance Company, and MEEMIC Insurance Company. Also in the quarter, Fitch Ratings began coverage of ProAssurance, assigning a rating of "A-" with a Stable outlook to The Medical Assurance Company, ProNational Insurance Company, and MEEMIC Insurance Company. Dr. Crowe said the ratings are indicative of ProAssurance's market leadership and financial strength. "The affirmation of our ratings is in stark contrast to the ratings downgrades of two key competitors in the quarter. We believe our insureds and agents recognize our financial strength and see that as a key differentiating factor that drives their decision-making," said Dr. Crowe.
     We have Total Goodwill of $23.7 million; $15.5 million is related to 2001's consolidation with Professionals Group, and $7.6 million is attributable to last year's acquisition of the outstanding minority shares of our subsidiary, MEEMIC Holdings. We did not purchase any of our own shares in the quarter and we do not expect to repurchase any shares this year. We expect to use our capital to support increased premium volume from the new business we are writing as well as higher rates on renewal business.

     Professional Liability Segment

     The core companies in our professional liability segment are The Medical Assurance Company, ProNational Insurance Company, and Red Mountain Casualty Insurance Company. We also write professional liability business through Medical Assurance of West Virginia. Each company focuses on the delivery of professional liability insurance to physicians and surgeons, dentists, hospitals, and others involved in the delivery of health care.


Selected Segment Data:
         (in thousands, except ratios)
                               Three Months Ended   Six Months Ended
                                    June 30,            June 30,
                                  2004     2003      2004      2003
                                -------------------------------------
Gross Premiums Written         $107,995  $107,567  $277,733  $265,816
                               ========  ========  ========  ========
Net Premiums Written           $ 94,713  $ 91,967  $246,996  $230,790
                               ========  ========  ========  ========
Net Premiums Earned            $120,604  $105,167  $244,161  $203,404
                               ========  ========  ========  ========
Net Investment Income          $ 17,791  $ 15,379  $ 35,090  $ 29,991
                               ========  ========  ========  ========
Net Realized Investment Gains
 (Losses)                      $    (44) $  1,780  $  2,883  $  2,612
                               ========  ========  ========  ========
Total Revenues                 $138,927  $123,961  $283,133  $238,565
                               ========  ========  ========  ========
Total Expenses                 $127,059  $120,751  $260,409  $234,300
                               ========  ========  ========  ========
Net Loss Ratio                     89.4%     98.8%     91.3%     99.3%
Expense Ratio                      16.0%     16.0%     15.3%     15.9%
                               --------  --------  --------  --------
Combined Ratio                    105.4%    114.8%    106.6%    115.2%
                               ========  ========  ========  ========
Operating Ratio                    90.6%    100.2%     92.2%    100.5%
                               ========  ========  ========  ========

     "The improvement in professional liability is striking, but it's what we've been expecting given our underwriting discipline and close attention to adequate pricing," said Dr. Crowe. He added, "We believe the rates we are charging are at appropriate levels for the current loss environment. By charging adequate rates and maintaining underwriting discipline, we believe that we'll be able to sustain our improving results even as rate increases begin to moderate."
     Mr. Adamo said ProAssurance's conversion of occurrence policies to claims-made coverage was proceeding as planned. "Michigan is the only state where we have occurrence policies still in force, and that business will be converted by the end of this quarter. The rate of acceptance is in line with our plans," said Adamo. He also reinforced ProAssurance's expectations for its professional liability segment for the remainder of the year. He said, "We are seeing good growth where we are comfortable with market conditions and the malpractice environment."
     Dr. Crowe noted that professional liability has yet to experience the widespread price-based competition being reported in other property and casualty insurance lines. He said, "In many of our key states we are benefiting from the fact that our major competitors are continuing to take large rate increases as they continue making up for years of under-pricing. But regardless of the rate levels in any state, we will not write unprofitable business just for the sake of artificial market-share goals. Our focus remains on the bottom line."

     Personal Lines Segment

     Our Personal Lines segment is comprised of MEEMIC Insurance Company, which principally provides auto and homeowners' coverages, primarily for Michigan's educational employees and their families.


Selected Segment Data:
         (in thousands, except ratios)
                            Three Months Ended     Six Months Ended
                                 June 30,              June 30,
                              2004       2003       2004       2003
                           -------------------------------------------
Gross Premiums Written     $  55,761  $  50,239  $ 104,750  $  94,650
                           =========  =========  =========  =========
Net Premiums Written       $  49,540  $  46,311  $  92,719  $  86,424
                           =========  =========  =========  =========
Net Premiums Earned        $  45,293  $  42,517  $  89,578  $  82,476
                           =========  =========  =========  =========
Net Investment Income      $   2,791  $   2,458  $   5,297  $   5,032
                           =========  =========  =========  =========
Net Realized Investment
 Gains (Losses)            $      31  $     (74) $      51  $     101
                           =========  =========  =========  =========
Total Revenues             $  48,771  $  45,427  $  96,170  $  88,601
                           =========  =========  =========  =========
Total Expenses             $  39,087  $  36,783  $  75,630  $  72,704
                           =========  =========  =========  =========
Net Loss Ratio                  64.0%      64.3%      62.2%      65.9%
Expense Ratio                   22.3%      22.2%      22.3%      22.3%
                           ---------  ---------  ---------  ---------
Combined Ratio                  86.3%      86.5%      84.5%      88.2%
                           =========  =========  =========  =========
Operating Ratio                 80.1%      80.7%      78.6%      82.1%
                           =========  =========  =========  =========

     "We're running out of superlatives to use in describing our Personal Lines segment," said Mr. Adamo. He added, "MEEMIC's results in the quarter were outstanding; the severe weather event that produced sizeable losses for Michigan property insurers had little effect on MEEMIC's results. Additionally, MEEMIC continues to grow both policyholder count and premiums in Michigan, and as with all ProAssurance companies, has maintained underwriting and pricing discipline in the process."

     Conference Call Information

     We will discuss these results and our business outlook in a conference call at 11:00 am ET on Monday, August 9, 2004. Investors may participate by calling
(877) 407-8289 or (201) 689-8341. The call will be webcast on the Investor Relations section at ProAssurance.com, and at StreetEvents.com. A telephone replay will be available through August 16, 2004 at (877) 660-6853 or (201) 612-7415 using account number 4400 and access code 111963, and there will be an internet replay available through August 31, 2004 at the same websites.

     About ProAssurance

     ProAssurance Corporation is a specialty insurer with more than $3.0 billion in assets and over $740 million in gross written premiums. As the nation's fourth largest writer of medical professional liability insurance, ProAssurance's principal professional liability subsidiaries, The Medical Assurance Company, Inc., ProNational Insurance Company, and Red Mountain Casualty Insurance Company, Inc., are recognized leaders in developing solutions which serve the needs of the evolving health care industry. ProAssurance is the tenth largest writer of personal auto coverage in Michigan through its subsidiary, MEEMIC Insurance Company. A.M. Best assigns a rating of "A-" (Excellent) to ProAssurance and its principal subsidiaries, Standard & Poor's assigns the Company's principal professional liability carriers a rating of "A-" ("Strong), and Fitch assigns a rating of "A-" to our subsidiaries The Medical Assurance Company, ProNational Insurance Company and MEEMIC Insurance Company.

     Caution Regarding Forward-Looking Statements

     This news release contains historical information as well as forward-looking statements that are based upon our estimates and anticipation of future events that are subject to certain risks and uncertainties that could cause actual results to vary materially from the expected results described in the forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "preliminary," "project," "should," "will," and similar expressions are intended to identify these forward-looking statements. There are numerous important factors that could cause our actual results to differ materially from those in the forward-looking statements. Thus, sentences and phrases that we use to convey our view of future events and trends are expressly designated as Forward Looking Statements. The principal risk factors that may cause actual results to differ materially from those expressed in the forward-looking statements are described in various documents we file with the Securities and Exchange Commission, including Form 10K for the year ended December 31, 2003 and Form 10Q for the most recent quarter. In view of the many uncertainties inherent in the forward-looking statements made in this document, the inclusion of such information should not be taken as representation by us or any other person that our objectives or plans will be realized. We expressly disclaim any obligation to update or alter our forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

     CONTACT: ProAssurance Corporation
              Frank B. O'Neil, 800-282-6242 or 205-877-4461
              foneil@ProAssurance.com